UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2021

CHF Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Original Report”) of the Company (as defined below) filed on February 23, 2021. The sole purpose of this Amendment is to correct the number of shares of common stock that may be issued pursuant to equity incentive awards under the New-Hire Plan. No other revisions have been made to the Original Report, and other than mentioned in the foregoing sentence, this 8-K/A does not amend, update, or change any other items or disclosures contained in the Original Report.

Item 8.01	Other Events.

On February 17, 2021, the Board of Directors (the “Board”) of CHF Solutions, Inc. (the “Company”) adopted the Eighth Amendment (the  “Eighth Amendment”) to New-Hire Equity Incentive Plan (the “New-Hire Plan”), increasing the aggregate number of shares of common stock that may be issued pursuant to equity incentive awards under the New-Hire Plan by 12,000 shares for a total of 23,919 shares of common stock that may be issued pursuant to equity incentive awards under the New-Hire Plan. The Company believes that the increase in the shares reserved under the New-Hire Plan is necessary to allow it to attract qualified employees to continue the commercialization the Aquadex SmartFlow™ System.

The forgoing description of the terms of the Eighth Amendment is qualified in its entirety by reference to the actual terms of the Eighth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Eighth Amendment to New-Hire Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2021	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer